CUSTODY AGREEMENT

THIS CUSTODY AGREEMENT (this “Agreement”) is dated as of ______________, 2018 by and between FRANKLIN INVESTORS SECURITIES TRUST, FRANKLIN STRATEGIC SERIES AND FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST, each a statutory trust organized under the laws of Delaware, (each a “Company” and collectively, the “Companies”) having its principal place of business at One Franklin Parkway, San Mateo, California 94403-1906 on behalf of the series listed on Appendix A (each a “Fund” and collectively, the “Funds”), and MILLENNIUM TRUST COMPANY, LLC,  a limited liability company organized under the laws of the State of Illinois, having its principal place of business at 2001 Spring Road, Oak Brook, IL 60523 (the “Custodian”).

RECITALS

WHEREAS, each Fund is an open-end management investment company, registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and is authorized to issue shares of beneficial interest;

WHEREAS, each Company on behalf of a Fund desires to retain the Custodian to act as custodian for the Funds;

WHEREAS, each Company on behalf of a Fund desires that certain of such Fund’s Assets (as defined below) and cash be held and administered by the Custodian pursuant to this Agreement; and

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be bound legally hereby, agree as follows:

1.         DEFINITIONS

1.1   Defined Terms.  In addition to terms expressly defined elsewhere herein, the following words shall have the following meanings as used in this Agreement:

“Agreement” means this Custody Agreement (as the same may be amended from time to time in accordance with the terms hereof).

“Assets” means, collectively, the (i) investments, including Loans, acquired by a Fund or a Subsidiary (as applicable) and delivered to the Custodian by or on behalf of a Fund or a Subsidiary (as applicable) from time to time during the term of, and pursuant to the terms of, this Agreement, (ii) all dividends in kind (e.g., non-cash dividends) from the investments described in clause (i), and all other non-cash property of a Fund or a Subsidiary delivered to the Custodian by or on behalf of a Fund or a Subsidiary (as applicable) from time to time.  For the avoidance of doubt, Assets includes any Foreign Assets.

“Audit Log” means a record generated by ESIGN Technology reflecting key information concerning system events relating to an Electronic Loan Document, including authentication, consent, delivery, and signing, if applicable.

“Authoritative Copy” means a copy of an Electronic Loan Document that has not been altered since it was (i) delivered for effect, if it was not required to be signed, or (ii) signed.

“Authorized Person” has the meaning set forth in Section 6.4(a).

“Bank Account” means any deposit account established by the Custodian at a bank in accordance with Section 3.6(a) and includes an Initial Funding Bank Account.

“Business Day” means a day on which the Custodian is open for business both in the United States and in the country in which a transaction is to take place.

“Cash Sweep Program” means the program offered through an Initial Funding Bank Account for the investment of monies in a Custodial Account, the terms of which program have been disclosed to a Fund.

“Confidential Information” has the meaning set forth in Section 24.

“Custodial Account” means each segregated custodial account (or sub-account thereof) to be established at the Custodian on behalf of a Fund or a Subsidiary, respectively, in which the Custodian shall hold all Assets, Proceeds, the Loan Register, the Lending Account of a Fund or such Subsidiary, and cash deposited from time to time by or on behalf of a Fund or such Subsidiary into a Bank Account and/or invested pursuant to Section 3.6.

“Data File” has the meaning set forth in Section 3.3(b)(iii).

“Electronic Loan” means a Loan evidenced by Electronic Loan Documents.

“Electronic Loan Delivery Method” means the arrangement or method that a Company on behalf of a Fund has agreed upon with a Platform for secure electronic delivery of Electronic Loan Documents to the Custodian, including but not limited to Secure File Transfer Protocol (SFTP), a secure online portal maintained by a Platform or an eVault.

“Electronic Loan Documents” means the ESIGN Consent Disclosure and all documents associated with the Loan application and closing process which have been delivered to and/or signed by the Borrower(s) (or an attorney-in-fact on behalf of the Borrower(s)) via ESIGN Technology, and which evidence a Loan, along with the related Audit Logs generated by the ESIGN Technology.

“ESIGN Consent Disclosure” means the disclosures provided to consumers by a Platform or a Platform’s service provider with respect to the use of ESIGN Technology as required by 15 USC §7001(c).

“ESIGN Technology” means the process and technology utilized by a Platform or a Platform’s service provider to permit reviewers and signers to (i) receive delivery of electronic documents, (ii) sign documents electronically, and (iii) consent to the use of such technology.

“eVault” means any secure electronic document management system used by the Custodian for the benefit of a particular Fund for the storage and management of Electronic Loan Documents.

“Federal Reserve Bank Book-Entry System” means a depository and securities transfer system operated by the Federal Reserve Bank of the United States on which are eligible to be held all United States Government direct obligation bills, notes and bonds.

“Financing Document” has the meaning set forth in Section 3.3(b)(v).

“Foreign Assets” means any of a Fund’s or a Subsidiary’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect a Fund’s or a Subsidiary’s transactions in such investments.

“Foreign Custody Manager” means the foreign custody manager to which a Fund has delegated duties with respect to its Foreign Assets pursuant to Rule 17f-5 under the 1940 Act and as provided in Section 2.5.

“Initial Funding Bank Account” has the meaning set forth in Section 2.3.

“Information Security Program” means written policies and procedures adopted, implemented, maintained and followed to (i) ensure the availability, integrity, security and confidentiality of Confidential Information, including Personal Information; (ii) protect against any anticipated threats or hazards to the availability, confidentiality security or integrity of Confidential Information, including Personal Information; (iii) protect against unauthorized access to or use of Confidential Information, including Personal Information; and (iv) comply with the applicable provisions of the Privacy Requirements in all material respects.

“Lending Account” means one or more marketplace lending investment accounts established at a Platform in the name of the Custodian for the benefit of a particular Fund or Subsidiary.

“Loan” means all right, title and interest in any loan or in any shares, certificates, notes, or other securities representing the right to receive principal and interest payments due on fractions or pools of whole loans acquired by a Fund or a Subsidiary from time to time to be held in a Custodial Account, including without limitation (i) the Required Loan Documents, and (ii) all other rights, interests, benefits, remedies and claims arising from or relating to such Loan.

“Loan File” means, with respect to each Loan delivered to the Custodian, each of the Required Loan Documents that a Platform or Loan issuer agrees in writing with a Fund from time to time to deliver to the Custodian.

“Loan Register” means a register maintained by the Custodian (in book-entry form or in such other form as it shall deem necessary or desirable) of all Loans held by the Custodian on behalf of or for the benefit of a particular Fund, containing such information as a Fund and the Custodian may reasonably agree.

“Noteless Loan” means a Loan with respect to which (i) the related loan agreement does not require the obligor to execute and deliver an Underlying Note to evidence the indebtedness created under such Loan and (ii) no Underlying Notes are outstanding with respect to the portion of the Loan transferred to a Fund.

“Participation” means an interest in a Loan that is acquired indirectly by way of a participation, or an interest in a share, certificate, note or other security, from a selling institution or issuer, as the case may be, and includes any certificate evidencing more than one Participation.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof) unincorporated organization, or any government or agency or political subdivision thereof.

“Personal Information” means any personally identifiable information or records in any form (oral, written, graphic, electronic, machine-readable, or otherwise) relating to a natural Person (e.g., a Loan borrower), including, but not limited to: a natural Person’s name, address, telephone number, social security number or other government identifier, account number, or transactional account history, credit history, credit score, biometric information, account status; the fact that the natural Person has a relationship with a financial institution; and any other data of or regarding a natural Person, the use, access or protection of which is regulated under the Privacy Requirements.

“Platform” means one or more online credit platforms from or through which a Fund or a Subsidiary may purchase a Loan, including an Electronic Loan or interests in an Electronic Loan, or a Participation, and any of the online credit platform’s related systems and data.

“Privacy Requirements” means (i) Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq.; (ii) federal regulations implementing such Act including 12 CFR Parts 40, 216, 332, and 573 and 16 CFR Parts 313 and 314 and the Interagency Guidelines Establishing Information Security Standards; (iii) other applicable law, rules, regulations, orders and guidance relating to the confidentiality, integrity, use, privacy and security of any Confidential Information (including Personal Information) including to the extent applicable, but not limited to, the European Union General Data Protection Regulation, and  the information security requirements promulgated by the Massachusetts Office of Consumer Affairs and Business Regulation and codified at 201 C.M.R. Part 17.00, and (iv) any applicable law requiring a Person to be notified of any situation where there is, or reason to believe there has been a loss, misuse, unauthorized access, or unauthorized acquisition of Personal Information.

“Proceeds” means, collectively, (i) the net cash proceeds to a Fund of the initial public offering by a Fund and any continuous offering by a Fund of any class of securities issued by a Fund, (ii) all cash distributions, earnings, dividends, fees and other cash payments paid on the Assets (or, as applicable, Subsidiary Assets) by or on behalf of the issuer or obligor thereof, or applicable paying agent, (iii) the net cash proceeds of the sale or other disposition of the Assets (or, as applicable, Subsidiary Assets) pursuant to the terms of this Agreement (and any Reinvestment Earnings from investment of the foregoing, as defined in Section 3.6(c) hereof) and (iv) the net cash proceeds to a Fund of any borrowing or other financing by a Fund or a Subsidiary, in each case, to the extent delivered by a Fund of a Subsidiary to the Custodian.

“Proper Instructions” means instructions received by the Custodian, in form acceptable to it, reasonably believed by the Custodian to be from a Fund or any Authorized Person by any of the following means:

(a)                in writing signed by an Authorized Person (and delivered by hand, by mail, by overnight courier or by telecopier);

(b)               by electronic mail from an Authorized Person; or

(c)                such other means as may be agreed upon in writing from time to time by the Custodian and any Authorized Person.

“Required Loan Documents” means, for each Loan, the documents included in the Loan File, which shall at a minimum include the following:

(a)                for Electronic Loans, Authoritative Copies of the Electronic Loan Documents;

(b)               with the exception of Noteless Loans, Electronic Loans and Participations, the original executed Underlying Note endorsed by the issuer or the prior holder of record in blank or to a Fund or a Subsidiary;

(c)                an executed copy of the Underlying Loan Agreement, together with a copy of all amendments and modifications thereto;

(d)               other than in the case of a Participation or a Loan that is not acquired by assignment, an executed copy of the assignment for such Loan, and, if applicable, evidence of notice of assignment to the obligor; and

(e)                for Participations, the participation agreement, including a schedule of loans subject to such participation agreement.

and may include the following, as applicable:

(x)        a copy of each related security agreement signed by the applicable obligor(s);

(y)        an executed copy of the assignment for such Loan and evidence of notice of assignment to the obligor; and

(z)        a copy of each related guarantee then executed in connection with such Loan.

With respect to any Electronic Loan, the Required Loan Documents shall be in the form delivered in a Loan File via an Electronic Loan Delivery Method.

“Securities Depository” means The Depository Trust Company and any other clearing agency registered with the Securities and Exchange Commission (“SEC”)under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of securities where all securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

“Securities System” means the Federal Bank Reserve Book-Entry System, a clearing agency which acts as a Securities Depository, or another book entry system for the central handling of securities.  The term “Securities System” does not include a Loan Register or any eVault.

“Servicer” means the Platform (or its affiliate) or any bank or other entity used by a Platform to service any Loan and any back-up Loan servicer engaged by a Platform or a Fund.

“Shares” means the shares of beneficial interest issued by a Fund.

“Standard of Care” has the meaning set forth in Section 8.

“Street Delivery Custom” means a custom of the United States securities market to deliver securities which are being sold to the buying broker for examination to determine that the securities are in proper form.

“Street Name” means the form of registration in which the securities are held by a broker who is delivering the securities to another broker for the purposes of sale, it being an accepted custom in the United States securities industry that a security in Street Name is in proper form for delivery to a buyer and that a security may be re-registered by a buyer in the ordinary course.

“Sub-custodian” means and includes (i) any branch of a “U.S. bank,” as that term is defined in Rule 17f-5 under the 1940 Act, and (ii) any “Eligible Foreign Custodian” as that term is defined in Rule 17f-5 under the 1940 Act, having a contract with the Custodian which the Custodian has determined will provide reasonable care of Assets of a Fund or a Subsidiary based on the standards specified in Section 2.4 below.

“Subsidiary” means, collectively, any wholly owned subsidiary of a Fund, whether now existing or hereafter formed, except for those wholly-owned subsidiaries whose assets are held in custody by a custodian other than the Custodian.

“Underlying Loan Agreement” means, with respect to any Loan, the document or documents evidencing the commercial loan agreement or facility pursuant to which such Loan is made.

“Underlying Note” means the one or more promissory notes executed by an obligor to evidence a Loan.

1.2   Construction.  In this Agreement unless the contrary intention appears:

(a)                any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(b)               a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(c)                any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

(d)               a reference to a Person includes a reference to the Person’s executors, custodian, successors and permitted assigns;

(e)                a reference to the term “including” means “including, without limitation,” and

(f)                a reference to any accounting term is to be interpreted in accordance with generally accepted principles and practices in the United States, consistently applied, unless otherwise instructed by a Fund.

1.3   Headings.  Headings are inserted for convenience and do not affect the interpretation of this Agreement.

2.         APPOINTMENT OF CUSTODIAN

2.1   Appointment and Acceptance.  Each Company on behalf of a Fund hereby appoints the Custodian as custodian of those Assets and cash (including Proceeds) owned by a Fund or any Subsidiary and delivered to the Custodian at any time during the period of this Agreement, all of which shall be held in a Custodial Account for the benefit of a particular Fund, on the terms and conditions set forth in this Agreement (which shall include any addendum hereto which is hereby incorporated herein and made a part of this Agreement), and the Custodian hereby accepts such appointment and agrees to hold those Assets and cash owned by a Fund or any Subsidiary delivered to the Custodian in a Custodial Account and to perform the services and duties set forth in this Agreement with respect to it subject to and in accordance with the provisions hereof.

2.2   Instructions.  Each Company on behalf of a Fund agrees that it shall from time to time provide, or cause to be provided, to the Custodian all necessary instructions and information, and shall respond promptly to all inquiries and requests of the Custodian, as may reasonably be necessary to enable the Custodian to perform its duties hereunder.

2.3   Fund Responsible For Directions.  Each Company on behalf of a Fund is solely responsible for directing the Custodian with respect to deposits to, withdrawals from and transfers to or from a Custodial Account for the benefit of a particular Fund.  Without limiting the generality of the foregoing, the Custodian has no responsibility for compliance with any restrictions, covenants, limitations or obligations to which a Fund or its Subsidiaries may be subject or for which it may have obligations to third parties in respect of a Custodial Account, and the Custodian shall have no liability for the application of any funds made at the direction of a Fund.  Each Company on behalf of a Fund shall, or shall direct the appropriate Persons, to deposit funds to be used for the purchase of Assets into a Bank Account for the benefit of a particular Fund designated by the Custodian for such purpose (an “Initial Funding Bank Account”), and shall direct the Custodian to transfer such funds to such other Bank Accounts for the purpose of purchasing Assets.  Each Company on behalf of a Fund shall be solely responsible for properly instructing all applicable payors to make all appropriate cash payments via a Bank Account to the Custodian to be held in a Custodial Account for the benefit of a particular Fund, and for properly instructing the Custodian with respect to the allocation or application of all such payments.

2.4  Appointment of Sub-Custodian.  With prior written notice to a Fund, and at the direction of a Fund with respect to any foreign Sub-custodian, the Custodian may from time to time employ one or more Sub-custodians for a Custodial Account.  The Custodian in its capacity as Foreign Custody Manager as described in Section 2.5 shall be responsible for determining whether any foreign Sub-custodian meets the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, and for performing the duties of a foreign custody manager set forth in Rule 17f-5 under the 1940 Act.  The appointment of any Sub-custodian and the maintenance of any Assets and cash of a Fund or its Subsidiaries with such Sub-custodian shall be at a Fund’s expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.  Every Sub-custodian shall be qualified to act as a custodian under the 1940 Act.

2.5   Appointment as Foreign Custody Manager.  (a) Each Fund hereby delegates to the Custodian, subject to Rule 17f-5(b) under the 1940 Act, the responsibilities with respect to the Foreign Assets that are delivered to the Custodian at any time during the period of this Agreement, and the Custodian hereby accepts such delegation as Foreign Custody Manager for such Foreign Assets with respect to a Fund and any Subsidiary, except with respect to such country or countries in which the Custodian shall advise a Fund that it does not accept such delegation.

(b)  In performing its delegated responsibilities as Foreign Custody Manager to place or maintain any Foreign Assets with a Sub-custodian, the Custodian will determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which the Foreign Assets will be held by that Sub-custodian, after considering all factors relevant to safekeeping of such Foreign Assets, including, without limitation the factors specified in Rule 17f-5(c)(1) under the 1940 Act.  The Custodian shall establish a system to monitor on a continuing basis (i) the appropriateness of maintaining the Foreign Assets with a Sub-custodian; and (ii) the performance of the contract governing the arrangements with such Sub-custodian.  The Custodian shall promptly notify a Fund or its investment adviser of any material change in these risks.

(c) The contract with a Sub-custodian with respect to such Foreign Assets shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that a Fund or a Subsidiary will be adequately protected against the risk of loss of Assets held in accordance with such contract; (ii) that the Foreign Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-custodian or its creditors except a claim of payment for their safe custody or administration, or, in the case of cash deposits, liens or rights in favor of creditors of the Sub-custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership of the Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the Foreign Assets as belonging to a Fund or a Subsidiary or as being held by a third party for the benefit of a particular Fund or Subsidiary; (v) that a Fund’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that a Fund will receive periodic reports with respect to the safekeeping of the Foreign Assets, including, but not limited to, notification of any transfer to or from a Fund’s or a Subsidiary’s account or a third party account containing Assets held for the benefit of a particular Fund or Subsidiary.  Such contract may contain, in lieu of any or all of the provisions specified in (i) through (vi) above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for the Assets as the specified provisions.  Each Company, on behalf of its Fund, acknowledges that cash held by the Custodian for a Fund with a foreign Sub-custodian may be deposited by the Custodian to its credit as Custodian in the banking department of the foreign Sub-custodian.

(d)  Each Fund acknowledges that (i) any information the Custodian provides to a Fund about the custodial risks incurred in investing in a foreign country shall be for the purpose of informing a Fund pursuant to its obligations under this Agreement and is not intended as a recommendation to invest in a foreign market, and (ii) the Custodian will gather such information from sources it considers reliable but, other than to the extent resulting from the Custodian’s breach of the Standard of Care set forth in Section 8 of this Agreement, the Custodian shall have no responsibilities for inaccuracies or incomplete information.

(e)   At the end of each calendar quarter, the Custodian shall provide written reports notifying the Board of Trustees of a Company of the withdrawal or placement of the Foreign Assets and cash of a Fund and its Subsidiaries with a Sub-custodian and of any material changes in the foreign custody arrangements.  The Custodian shall promptly take such steps as may be required to withdraw Foreign Assets from any Sub-custodian arrangement that has ceased to meet the requirements of Rule 17f-5 under the 1940 Act, as applicable.

3.         DUTIES OF CUSTODIAN

3.1Segregation.  All Assets held by the Custodian for the account of a Fund or its Subsidiaries (other than securities maintained in a Securities Depository or Securities System) shall be accounted for separately from and shall not be commingled with other securities and property in the custody of the Custodian or the Custodian’s own assets, and the books and records of the Custodian shall indicate at all times that such Assets are held for a particular Fund or its Subsidiaries.  The Custodian shall identify on its books and records the securities, other financial assets and cash belonging to a Fund, whether held directly or indirectly through Sub-custodians, a Securities Depository or a Securities System.  To the extent that the Custodian or any of its Sub-custodians holds investments constituting a Fund’s Assets in an omnibus account that is identified as belonging to the Custodian for the benefit of its customers, the records of the Custodian or Sub-custodian shall identify which of such investments constitute a Fund’s Assets.  Securities certificates, originally signed Required Loan Documents and tangible non-cash property shall be held in safekeeping and physically segregated from other securities and non-cash property in the possession of the Custodian  and shall be identified as subject to this Agreement and the particular Fund to which they relate.  All Electronic Loan Documents received by the Custodian shall be held by Custodian in an eVault in the name of Custodian for the benefit of a Fund, and each Electronic Loan shall be identified as such in the Loan Register.

3.2   Custodial Account.  The Custodian shall establish and maintain each Custodial Account, in which the Custodian shall enter and carry, subject to Section 3.3(b) of this Agreement, all Assets and cash of a Fund and any Subsidiary which are delivered to it in accordance with this Agreement.  The Custodian shall maintain the Loan Register in a Custodial Account and shall record, hold, and segregate in a Custodial Account the Required Loan Documents that the Custodian receives for the account of a Fund and any Subsidiary.  Except as precluded by Section 8-501(d) of the Uniform Commercial Code (“UCC”), the Custodian shall hold all securities and other financial assets, other than cash, of a Fund that are delivered to it in a “securities account” with the Custodian for and in the name of such Fund and except as precluded by Section 8-501(d) of the UCC shall treat all such assets other than cash as “financial assets” as those terms are used in the UCC.

3.3   Delivery of Assets to Custodian.

(a)    Each Fund shall deliver, or cause to be delivered, to the Custodian Assets and cash owned by a Fund and its Subsidiaries, including all payments of income, payments of principal and capital distributions received by a Fund and its Subsidiaries with respect to such Assets or cash at any time during the period of this Agreement.  Except to the extent otherwise expressly provided herein, a Fund shall cause delivery of Assets to the Custodian to be made against receipt of payment therefor, and in the name of the Custodian as custodian for the benefit of a particular Fund or Subsidiary, Street Name or other good delivery form.  The Custodian shall not be responsible for such Assets or cash until actually delivered to, and received by the Custodian.  The Custodian, unless it agrees otherwise in writing, shall have no duty to hold for the account of a Fund or its Subsidiaries any Asset other than Loans and cash delivered to the Custodian.  Each Company on behalf of a Fund agrees that neither a Fund nor any Subsidiary will deliver Assets other than Loans and cash to the Custodian without the Custodian’s consent.  The Custodian shall maintain records of all locations of the Required Loan Documents and a current inventory of such Required Loan Documents.

(b)   (i)   In connection with its acquisition of a Loan or other delivery of an Asset constituting a Loan, a Fund shall deliver or cause to be delivered to the Custodian written information sufficient to identify such Loan (which information shall be as agreed to by a Fund and the Custodian) which the Custodian may conclusively rely upon without further inquiry or investigation, in such form and format as the Custodian reasonably may require, and shall cause to be delivered to the Custodian the Required Loan Documents for all Loans (it being understood that all Authoritative Copies of Electronic Loan Documents shall be delivered to the Custodian in a Loan File via an Electronic Loan Delivery Method).  Each Company on behalf of a Fund acknowledges and agrees that prior to the delivery of any Loan File to the Custodian, a Fund shall notify the Custodian as to the Required Loan Documents that a Fund and the Platform or Loan issuer have agreed will be contained therein.

(ii)   Each Company on behalf of a Fund or a Subsidiary shall cause each Platform and Servicer to designate the Custodian as the owner of any Loan for the benefit of a particular Fund or such Subsidiary.

In addition, each Fund and its Subsidiaries shall, or shall direct a Platform or Servicer to, provide the Custodian with information they receive from a Platform or Servicer regarding expected interest and principal payments with respect to the Loans on any given Business Day, and the Custodian shall compare such information to the aggregate cash received from such Platform or Servicer on such Business Day and promptly report any exceptions to the Platform and a Fund.  In addition, the Custodian shall promptly provide to a Fund any information it receives from a Platform or Servicer with respect to Loan repayment status.

(iii) Notwithstanding anything herein to the contrary, each Company on behalf of a Fund shall cause the applicable Platform to make available to the Custodian an electronic data file (a “Data File”) with respect to each Electronic Loan transferred to a Fund or a Subsidiary via such Platform’s typical method for secure transmission of Electronic Loan data, which may include a secure online portal maintained by such Platform or other secure electronic means, which the Custodian may conclusively rely upon without further inquiry or investigation.  In accordance with procedures agreed to between the Custodian and a Fund, the Custodian shall verify that certain information in one or more of the Required Loan Documents matches the information contained in the Data File and that each Loan File includes each of the Required Loan Documents for Loans acquired from the relevant Platform or Loan issuer, and promptly report any exceptions to a Fund, to the extent and in the manner as shall be agreed upon by a Fund and the Custodian with respect to each Platform or Loan issuer.

(iv) Notwithstanding anything herein to the contrary, delivery of Loans acquired by a Fund or its Subsidiaries which constitute Noteless Loans or Participations shall be made by delivery to the Custodian of:  (A) in the case of a Noteless Loan, a copy of the loan register with respect to such Noteless Loan evidencing registration of such Loan on the books and records of the applicable obligor or bank agent to the name of a Fund or a Subsidiary (or a nominee) or a copy (which may be a facsimile copy) of an assignment agreement in favor of a Fund or Subsidiary as assignee; and (B) in the case of a Participation, a copy of the related participation agreement; provided, however, that if a Noteless Loan is an Electronic Loan or a Participation is in electronic form, delivery shall be through an Electronic Loan Delivery Method.

(v)   The Custodian agrees that it will act as custodian and bailee (for purposes of all applicable sections of the Uniform Commercial Code (“UCC”) or any law applicable to the security interest, if any, of a Fund or a Subsidiary in the Loans (such UCC provisions and other applicable laws, collectively “Security Interest Laws”); provided that Custodian makes no representation or warranty with respect to the Security Interest Laws) for a Fund or a Subsidiary for purposes of establishing possession on behalf of a Fund or a Subsidiary in order to evidence the ownership of each Loan by a Fund or Subsidiary and to perfect the security interest, if any, of a Fund or Subsidiary in such Loan, including all of the related Required Loan Documents.  The Custodian shall not release any of the Required Loan Documents to any Person unless the Custodian shall have first received prior written consent of a Fund in the form of written Proper Instructions from an Authorized Person.  Except as otherwise expressly permitted hereunder, or as may be specifically ordered by a court or regulatory authority of competent jurisdiction, the Custodian hereby agrees not to surrender control and/or possession of, sell, encumber, or otherwise dispose of the Required Loan Documents, or take any other action which would compromise such ownership and any perfected security interest(s).  The Custodian shall not be deemed to have provided a distribution or a release in the situation, if any, where a Loan was sold without the knowledge or consent of the Custodian.  The Custodian will have no obligation to: (x) determine whether any related instrument, security, credit agreement, assignment agreement and/or other agreements or documents, if any (collectively, “Financing Documents”) may exist for any Loan; (y) obtain any Financing Document that is not delivered or transmitted by a Fund or a Subsidiary to the Custodian; or (z) examine the contents or determine the sufficiency of any Financing Document received by it.  The Custodian will be entitled to assume the genuineness, sufficiency and completeness of any such Financing Document it may receive and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each such Financing Document it may receive is what it purports to be.

(vi) Contemporaneously with the acquisition of any Loan, a Fund and its Subsidiaries shall: (A) cause the Required Loan Documents and/or the Data File evidencing such Loan to be delivered to the Custodian; (B) provide to the Custodian any other information reasonably requested by the Custodian in order to perform its duties under this Agreement; (C) take all actions necessary for a Fund or Subsidiary to acquire good title to such Loan; and (D) take all actions as may be necessary (including appropriate payment notices and instructions to bank agents or other applicable paying agents) to cause (I) all payments in respect of the Loan to be made to the Custodian, and (II) all notices, solicitations and other communications in respect of such Loan to be directed to a Fund.  The Custodian shall have no liability for any delay or failure on the part of a Fund or a Subsidiary to provide necessary information to the Custodian, or for any inaccuracy therein or incompleteness thereof, or for any delay or failure on the part of a Fund or a Subsidiary to give such effective payment instruction to bank agents and other paying agents, in respect of the Loans.  With respect to each such Loan, the Custodian shall be entitled to rely on any information and notices it may receive from time to time from the related bank agent, obligor or similar party with respect to the related Loan, or from a Fund or a Subsidiary, and shall be entitled to update its records (as it may deem necessary or appropriate) on the basis of such information or notices received, without any obligation on its part independently to verify, investigate or recalculate such information.

3.4   Release of Assets.

(a)       The Custodian shall sell and/or release and deliver, or direct its agents or any Sub-custodian to sell and/or release and deliver, as the case may be, Assets, including Required Loan Documents of a Fund or a Subsidiary held by the Custodian, its agents or any Sub-custodian from time to time upon receipt of Proper Instructions (which shall, among other things, specify the Assets or Required Loan Documents to be released, with such delivery and other information as may be necessary to enable the Custodian to perform), which may be standing instructions (in form acceptable to the Custodian) in the following cases:

(i)        upon sale of such Assets by or on behalf of a Fund or a Subsidiary, against receipt of payment therefor or, if otherwise directed by Proper Instructions:

(A)  in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivery to the purchaser thereof or to a dealer therefor (or an agent of such purchaser or dealer) against expectation of receiving later payment; or

(B)  in the case of a sale effected through a Securities System, in accordance with the rules governing the operations of the Securities System;

(ii)      upon the receipt of payment in connection with any repurchase agreement related to such Assets;

(iii)    to a depositary agent in connection with tender or other similar offers for securities;

(iv)    to the issuer thereof or its agent when such Assets are called, redeemed, retired or otherwise become payable (unless otherwise directed by Proper Instructions, the cash or other consideration is to be delivered to the Custodian, its agents or its sub- custodian);

(v)      to an issuer thereof, or its agent, for transfer into the name of the Custodian or into the name of any nominee of the Custodian or into the name of any of its agents or Sub-custodian or their nominees or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units, provided that, in any such case, the new Assets are to be delivered to the Custodian;

(vi)    to brokers, clearing banks or other clearing agents for examination in accordance with the Street Delivery Custom,  against delivery to the Custodian of a receipt for such Assets, provided that, in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such Securities prior to receiving payment for such Securities;

(vii)  for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities by their issuer, or pursuant to any deposit agreement (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or any Sub-custodian);

(viii)in the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities (unless otherwise directed by Proper Instructions, the new securities and cash, if any, are to be delivered to the Custodian, its agents or any Sub-custodian); and/or

(ix)    for any other proper corporate purpose of a Fund or a Subsidiary, but only upon receipt of written Proper Instructions and an officer’s certificate signed by an officer of a Fund (which officer shall not have been the Authorized Person providing the Proper Instructions) stating (A) the specified Assets to be delivered, (B) the purpose for such delivery, (C) that such purpose is a proper corporate purpose and (D) naming the person or persons to whom delivery of such securities shall be made and attaching a certified copy of a resolution of the Board of Trustees of the applicable Company or an authorized committee thereof approving the delivery of such Proper Instructions.

3.5   Registration of Assets.  Assets held by the Custodian, its agents or any Sub-custodian (other than bearer securities, securities held in a Securities System or securities that are Noteless Loans or Participations) shall be registered in the name of the Custodian for the benefit of the particular Fund or a Subsidiary; or, at the option of the Custodian, in the name of the Custodian or in the name of any nominee of the Custodian or any nominee of any Sub-custodian, or in the name of its agents or any Sub-custodian or their nominees; or if directed by a Fund by Proper Instructions, may be maintained in Street Name.  The Custodian, its agents and any Sub-custodian shall not be obligated to accept Assets on behalf of a Fund or a Subsidiary under the terms of this Agreement unless such Assets are in the name of the Custodian for the benefit of a particular Fund or Subsidiary, Street Name or other good deliverable form as determined in the Custodian’s sole discretion.

3.6   Bank Accounts and Management of Cash

(a)    With prior written notice to a Fund, the Custodian shall open and maintain separate Initial Funding Bank Accounts and one or more separate Bank Accounts in the name of the Custodian for the benefit of a particular Fund or Subsidiary, to hold funds credited to the particular Custodial Account on behalf of a Fund.  All funds shall be deposited by the Custodian in its capacity as a custodian and shall be withdrawable by the Custodian only in that capacity.  The Custodian shall provide to a Fund or Subsidiary wire instructions for the transmittal of funds to an Initial Funding Bank Account.  Monies credited to a Custodial Account shall be deposited in an Initial Funding Bank Account until either invested pursuant to Section 3.6(c) hereof or transferred at the direction of a Fund to the other Bank Accounts of that particular Fund to be used to purchase Assets.  Such Bank Accounts shall be subject to draft or order only by the Custodian and shall contain only assets held by the Custodian as custodian for a particular Fund and its Subsidiaries, and the Custodian’s records shall indicate at all times that such cash is held for a particular Fund and its Subsidiaries.  Any bank at which the Custodian opens and maintains such accounts shall be qualified to act as a custodian under the 1940 Act, and establishment of any such account shall constitute appointment of the bank as a Sub-custodian pursuant to Section 2.4 of this Agreement.

(b)   All Proceeds and other monies, if any, received by the Custodian via the Bank Accounts from time to time shall be credited to a Fund’s Custodial Account.

(c)    Upon direction of a Fund, amounts deposited in an Initial Funding Bank Account shall be automatically invested in an Initial Funding Bank Account’s Cash Sweep Program, until the Custodian receives written Proper Instructions from an Authorized Person (which may be standing instructions) with respect to the disposition of such amounts.  Such investments shall be subject to availability and an Initial Funding Bank Account’s then applicable transaction charges (which shall be at a Fund’s expense).  The Custodian shall have no liability for any loss incurred on any such investments.  Absent receipt of such written Proper Instructions from an Authorized Person, the Custodian shall have no obligation to invest amounts held in any Bank Account.  In no instance will the Custodian have any obligation to provide investment advice to a Fund.  Any earnings from such investment of amounts held in a Custodial Account from time to time (collectively, “Reinvestment Earnings”) shall be redeposited in a Bank Account (and may be reinvested pursuant to written Proper Instructions).  A Fund or its Subsidiaries shall be credited with any interest earned on amounts in the Bank Accounts.

(d)   In no instance shall the Custodian be obligated to make any advances to a Fund or it Subsidiaries of cash or Assets in a Custodial Account for any purpose, including but not limited to any securities settlement or assumed settlement, account overdraft, or provisional credit.

(e)    Custodian shall act in its capacity as Foreign Custody Manager pursuant to Section 2.5 of this Agreement, and shall be subject to all of the requirements thereunder, when establishing a Bank Account with a “Qualified Foreign Bank” (as defined in Rule 17f-5(a)(5) as it may be amended from time to time) in the name of the Custodian on behalf of a Fund or a Subsidiary for the purpose of holding the Foreign Assets that are cash.

3.7   [Reserved]

3.8Receipt and Custody of Income.  The Custodian shall hold in its custody any Proceeds to the extent received by Custodian from a Platform or a Servicer.  In no event shall the Custodian’s agreement herein to receive income be construed to obligate the Custodian to commence, undertake or prosecute any legal proceedings.

3.9   Payment of Moneys.  Upon receipt of Proper Instructions, which may be standing instructions, the Custodian shall pay out from a Custodial Account (or remit to its agents or any Sub-custodian, and direct them to pay out) moneys of a Fund or its Subsidiaries held therein in the following cases:

(i)     upon the purchase of Assets for a Fund or its Subsidiaries pursuant to such Proper Instructions against delivery of such Assets to the Custodian or, if otherwise directed by Proper Instructions:

(A)  in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including delivering money to the seller thereof or to a dealer therefor (or any agent for such seller or dealer) against expectation of receiving later delivery of such securities; or

(B)  in the case of a purchase effected through a Securities System, in accordance with the rules governing the operation of such Securities System;

(ii)   [reserved]; and

(iii) for any other purpose directed by a Fund, but only upon receipt of Proper Instructions specifying the amount of such payment, and naming the Person or Persons to whom such payment is to be made.

3.10           Establishment of Segregated Account.  Upon receipt of Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of each Fund or a Subsidiary, into which account or accounts may be transferred Assets or cash, including cash maintained by the Custodian in a Bank Account for the benefit of a particular Fund:

(a)    in accordance with the provisions of any agreement among a Fund or a Subsidiary, the Custodian and such other party regarding escrow or other arrangements in connection with transactions by a Fund or a Subsidiary;

(b)   which constitute collateral for a borrowing by a Fund or Subsidiary;

(c)    for purposes of compliance by a Fund with requirements under the 1940 Act (including 1940 Act Release No. 10666 or any subsequent release of the SEC, or interpretative opinion of the staff of the SEC for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery, and firm commitment transactions) and

(d)   for other proper custody purposes, but only upon receipt of Proper Instructions.

Each segregated account established under this Section 3.10 shall be established and maintained for a particular Fund or its Subsidiary only and not for any other client of the Custodian.  A Fund, and not the Custodian, shall be responsible for determining whether such segregated account meets any applicable regulatory, contractual or other purpose for which the account was created.

3.11          Voting and Other Action.  The Custodian shall promptly deliver any notices, proxies, or proxy soliciting materials received by the Custodian to a Fund, but without indicating the manner in which any such proxies are to be voted.  Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of a Fund or a Subsidiary. For Assets registered in the name of the Custodian for the benefit of a Fund, the Custodian shall sign such materials as Custodian for the benefit of such Fund and forward to the Fund for voting or other requested action.

3.12           Communications Relating to Assets.  The Custodian shall transmit promptly to a Fund all written information (including pendency of calls and maturities of Assets and expirations of rights in connection therewith) received by the Custodian from its agents or any Sub-custodian or from issuers of the Assets being held for a Fund or a Subsidiary.  The Custodian shall have no obligation or duty to exercise any right or power, or otherwise to preserve rights, in or under any Assets unless and except to the extent it has received timely Proper Instructions from a Fund.  The Custodian will not be liable for any untimely exercise of, or failure to exercise, any right or power in connection with Assets at any time held by the Custodian, its agents or Sub-custodian unless:

(i)     the Custodian has received Proper Instructions with regard to the exercise of any such right or power at least three (3) Business Days prior to the date on which such right or power is to be exercised; and

(ii)   the Custodian, or its agents or Sub-custodian are in actual possession of such Assets at least three (3) Business Days prior to the date on which such right or power is to be exercised.

It will be the responsibility of a Fund to notify the Custodian of the Person to whom such communications must be forwarded under this Section.  For the avoidance of doubt, upon and after the effective date of any termination of this Agreement or resignation of the Custodian, the Custodian shall have no responsibility to so transmit any information under this Section 3.12.

3.13           Records.  The Custodian shall create and maintain complete and accurate records that relate to the custody of the Assets, cash or other property held for a Fund and its Subsidiaries under this Agreement as may be required by Section 31 of the 1940 Act, and, if required to be maintained by Rule 31a-1 or Rule 31a-2 under the 1940 Act, preserve such records for the periods prescribed in Rule 31a-2 under the 1940 Act, in such manner and on such media designed so as to protect their usability, reliability, authenticity and preservation for as long as they are needed for a Fund to meet its recordkeeping obligations under this Agreement and consistent with the 1940 Act.  All such records shall be the property of the particular Fund and shall at all times during the regular business hours of the Custodian be open for inspection, at no additional cost to a Fund, by duly authorized officers, employees or agents of a Fund or its affiliates and employees and agents of the SEC, upon reasonable request and prior notice.

In the event a Fund learns of pending or imminent litigation or reasonably anticipates litigation and sends a legal hold notice to Custodian or in connection with such litigation a Fund requires documents or other information to be produced, Custodian agrees to cooperate with a Fund (i) to determine what if any relevant documents and information Custodian has that may be subject to the hold and to take reasonable steps to preserve that information, and (ii) to develop and implement such Fund’s litigation response plan, at the request of a Fund.  The reasonable cost of such steps incurred by Custodian shall be assumed by a Fund unless the subject matter of the litigation is directly caused by a breach of the Custodian’s obligations under this Agreement, in which case Custodian shall be responsible for its own reasonable costs related to such legal holds, document production or other litigation responses.

3.14           Custody of Subsidiary Assets and Cash.  With respect to each Subsidiary identified to the Custodian by a Fund, there shall be established at the Custodian at a Fund’s direction a segregated custodial account to which the Custodian shall deposit and hold such Subsidiary’s  Assets, cash, and Proceeds received by the Custodian.  The parties hereto agree that a Fund shall notify the Custodian in writing as to the designation of any Subsidiary as to which the Custodian is to serve as custodian pursuant to the terms of this Agreement, identify in writing any accounts the Custodian shall be required to establish for such Subsidiary as herein provided, and identify such Subsidiary’s Authorized Persons.  The provisions of this Agreement shall be applicable to any such Subsidiary.

4.                  ACCESS TO CUSTODIAL ACCOUNT; REPORTS

(a)    The Custodian shall furnish a Fund with a file containing daily Custodial Account activity (including all transfers to or from a Custodial Account on the Business Day following such transfers); provided, however, that to the extent such file cannot be transmitted in a timely manner for whatever reason, the Fund acknowledges that the information contained in such file will be available to it through the online view-only access provided to the Fund pursuant to this clause (a).  The Custodian shall also provide a Fund and such other Persons as a Fund shall request with secure online view-only access to: (i) a Custodial Account, which shall identify all Assets and cash held by the Custodian on a daily basis and all daily transactions that have occurred within a Custodial Account, and (ii) quarterly statements of the Assets and cash held in a Custodial Account as of the end of each calendar quarter.

(b)   Upon a Fund’s request, the Custodian shall request on behalf of a Fund view-only access to one or more of the Bank Accounts and accounts held by any Sub-custodian for a Fund, its Subsidiaries and such other Persons as a Fund shall request.

(c)    The Custodian shall have no duty or obligation to undertake any market valuation of the Assets under any circumstance.

(d)   The Custodian shall provide a Fund with such reports as are reasonably available to it  on the internal accounting controls and procedures for safeguarding securities which are employed by the Custodian, as a Fund may reasonably request from time to time.

(e)       The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by a Fund to keep the books of account of each Fund and/or compute the value of the assets of a Fund.  The Custodian will allow the independent public accountants for a Fund such reasonable access to the records of the Custodian relating to such Fund (i) as is required in connection with their examination of books and records pertaining to the affairs of such Fund, and (ii) the fulfillment by a Fund of any requirements of the SEC.

(f)    User access to the Electronic Loan Documents in an eVault will be monitored by the Custodian.  For an eVault controlled by the Custodian, the Custodian will: (i) limit access to those Persons authenticated using a reliable credentialing method that stores credentials in encrypted or secure form; and (ii) prevent alterations to the Electronic Loan Documents that have not been properly authorized by an Authorized Person.  For an eVault used but not controlled by the Custodian, the Custodian will follow the eVault provider’s procedures for limiting such access and preventing such alterations, and to the extent they do not conflict with such procedures, its own procedures.

(g)    The Custodian will, or will use commercially reasonable efforts to cause any eVault provider to, track access to the Electronic Loan Documents and any transactions related thereto including the adding, deleting, modifying, and transferring of Electronic Loan Documents to and from an eVault.  Custodian will, and will use commercially reasonable efforts to cause any eVault provider to, make such tracked information available for review for at least seven (7) years from the date of the logged transaction or event and protect such tracked information with commercially reasonable access control measures to prevent unauthorized access or undetected alteration.

(h)      Annually, and as otherwise may be reasonably requested by the Fund (any such additional report to be provided at the Fund’s reasonable expense), the Custodian shall provide the Fund with a written report prepared by the Custodian’s independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including without limitation, the internal accounting controls and procedures for safeguarding assets and cash which are employed by the Custodian.  Such report shall be of sufficient scope and in sufficient detail as may be reasonably required by a Fund and as may reasonably be obtained by the Custodian. The Custodian shall use commercially reasonable efforts to provide a Fund with such reports  as a Fund may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.  Upon reasonable request of a Fund, the Custodian shall also provide to a Fund sub-certifications in connection with Sarbanes Oxley Act of 2002 certification requirements.

5.        DEPOSIT IN U.S. SECURITIES SYSTEMS

The Custodian may deposit and/or maintain securities in a Securities System within the United States in accordance with applicable Federal Reserve Board and SEC rules and regulations, including Rule 17f-4 under the 1940 Act, and subject to the following provisions:

(a)       The Custodian may keep domestic securities in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held by it as a custodian or otherwise for customers;

(b)   The records of the Custodian with respect to securities which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to a Fund or its Subsidiaries;

(c)    If requested by a Fund, the Custodian shall provide to a Fund copies of all notices received from the U.S. Securities System of transfers of securities for the account of a Fund and its Subsidiaries; and

(d)   Anything to the contrary in this Agreement notwithstanding, the Custodian shall not be liable to a Fund for any direct loss, damage, cost, expense, liability or claim to a Fund resulting from use of any Securities System (other than to the extent resulting from the Custodian’s breach of the Standard of Care set forth in Section 8 of this Agreement or breach of this Agreement, or from failure of the Custodian to enforce effectively such rights as it may have against the U.S. Securities System.)

6.      CERTAIN GENERAL TERMS

6.1   No Duty to Examine Underlying Instruments.  Nothing herein shall obligate the Custodian to review or examine any Required Loan Document, Financing Document or any underlying instrument, certificate, credit agreement, indenture, loan agreement, promissory note, or other financing document evidencing or governing any Asset to determine the terms, validity, sufficiency, marketability or enforceability of any Asset (and shall have no responsibility for the genuineness or completeness thereof), or otherwise.

6.2   Resolution of Discrepancies.  In the event of any discrepancy between the information set forth in any report provided by the Custodian to a Fund and any information contained in the books or records of a Fund, a Fund shall promptly notify the Custodian thereof and the parties shall cooperate to diligently resolve the discrepancy.

6.3   [Reserved].

6.4   Proper Instructions.

(a)    Each Company on behalf of a Fund will give notice to the Custodian, in form acceptable to the Custodian, specifying the names, electronic mail addresses and specimen signatures of persons authorized to give Proper Instructions (collectively, “Authorized Persons” and each is an “Authorized Person”) which notice shall be signed by an Authorized Person previously certified to the Custodian.  The Custodian shall be entitled to reasonably rely upon the identity and authority of such persons until it receives written notice from an Authorized Person of a Fund to the contrary.  The initial Authorized Persons are set forth on Schedule 1 attached hereto and made a part hereof (as such Schedule 1 may be modified from time to time by written notice from a Fund to the Custodian).

(b)   The Custodian shall not have an obligation to act (or forebear to act) in accordance with purported instructions to the extent that they conflict, as determined in the Custodian’s sole discretion, with applicable law or regulations, local market practice or the Custodian’s operating policies and practices.  The Custodian shall not have an obligation to act (or forebear to act) in accordance with oral instructions.  The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

(c)    In no instance shall the Custodian be obligated to provide services pursuant to this Agreement on any day that is not a Business Day.

6.5   Actions Permitted Without Express Authority.  The Custodian may, at its discretion, without express authority from a Fund:

(a)    surrender Assets in temporary form for Assets in definitive form;

(b)   endorse for collection, in the name of a Fund, checks, drafts and other negotiable instruments; and

(c)    in general attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the Bank Accounts, Sub-custodians,  Assets, cash and other property of a Fund and its Subsidiaries.

6.6   Evidence of Authority.  The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate, instrument or paper reasonably believed by it to be genuine and to have been properly executed or otherwise given by or on behalf of a Fund by an Authorized Person.  The Custodian may receive and accept a certificate signed by any Authorized Person as conclusive evidence of:

(a)    the authority of any person to act in accordance with such certificate; or

(b)   any determination, direction or any action by a Fund as described in such certificate,

and such certificate may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary from an Authorized Person of a Fund.

6.7   Receipt of Communications.  Any communication received by the Custodian on a day which is not a Business Day or after 6:30 p.m.  Eastern time (or such other time as is agreed by a Fund and the Custodian from time to time in writing) on a Business Day will be deemed to have been received on the next Business Day.

7.      COMPENSATION OF CUSTODIAN

7.1   Fees.  The Custodian shall be entitled to compensation for its services in accordance with the terms of that certain fee letter dated _______________, 2018, between each Company on behalf of a Fund and the Custodian.

7.2   Expenses.  Each Company on behalf of a Fund agrees to pay or reimburse to the Custodian upon its request from time to time all reasonable costs, disbursements, and expenses (including reasonable fees and expenses of legal counsel) incurred, and any disbursements made in connection with the transactions contemplated hereby or the administration of this Agreement or performance by the Custodian of its duties and services under this Agreement, from time to time.

8.      STANDARD OF CARE

The Custodian shall exercise diligence, prudence, and reasonable care in carrying out all of its duties and obligations without negligence, fraud, bad faith or willful misconduct under this Agreement (the Custodian’s “Standard of Care”).

9.      RESPONSIBILITY OF CUSTODIAN

9.1   General Duties and Limitations Thereon.  (a) The Custodian shall have no duties, obligations or responsibilities except for such duties as are expressly and specifically set forth in this Agreement, and the duties and obligations of the Custodian shall be determined solely by the express provisions of this Agreement.  No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian.

(b)   The Custodian shall be liable to a Fund and its Subsidiaries for all direct losses, damages, and expenses suffered or incurred by a Fund and its Subsidiaries resulting from the failure of the Custodian to exercise the Standard of Care set forth in Section 8 of this Agreement.  Neither the Custodian nor any of its directors, officers, employees or agents shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers, employees or agents), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes a breach of the Standard of Care set forth in Section 8 of this Agreement or is a breach of the terms of this Agreement.  Subject to the Custodian’s conformance to the Standard of Care set forth in Section 8 of this Agreement, the Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.  The Custodian shall not be under any obligation at any time to ascertain whether a Fund is in compliance with the 1940 Act, the regulations thereunder, or a Fund’s investment objectives and policies then in effect.

(c)       In no event shall the Custodian or a Company or any Fund be liable for any indirect, special or consequential damages (including lost profits) whether or not it has been advised of the likelihood of such damages.  Upon the occurrence of any event that causes or may cause any loss, damage or expense to a party hereunder, the other party shall (i) promptly notify the other party of the occurrence of such event and (ii) use its commercially reasonable efforts or cause any Sub-custodian to use its commercially reasonable efforts to mitigate the effects of such event and to avoid continuing harm to such party.

(d)      At the Custodian’s expense, the Custodian may consult with, and obtain advice from, legal counsel selected in good faith by the Custodian with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto.  The Custodian shall be without liability for any action reasonably taken or reasonably omitted in good faith pursuant to advice (i) obtained in accordance with the preceding sentence; (ii) of counsel for a Fund (which advice shall be at such Fund’s expense), or (iii) of such other counsel as a Fund and the Custodian may agree upon (and at whose expense a Fund and the Custodian have agreed upon); provided however, (i) that if practicable the Custodian provides advance notice of any advice of counsel that is received by an Authorized Person of a Fund of any proposed course of action or non-action related thereto and (ii) with respect to the performance of any action or omission of any action upon such advice, the Custodian  shall be required to conform to the Standard of Care as set forth in Section 8 above.

(e)    No provision of this Agreement shall require the Custodian to expend or risk its own funds, or to take any action (or forbear from action) hereunder which might in its judgment involve an expense that is not expressly provided for in this Agreement or any financial or other liability that is not expressly provided for in this Agreement unless it shall be furnished with acceptable indemnification.

(f)    The permissive right of the Custodian to take any action hereunder shall not be construed as duty.

(g)    The Custodian may act or exercise its duties or powers hereunder through agents or attorneys,.  The appointment of any such agents or attorneys shall be at the Custodian’s expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.

9.2   Instructions.

(a)       The Custodian shall be entitled to refrain from taking any action unless it has Proper Instructions from a Fund as it reasonably deems necessary, and shall be entitled to require, upon notice to a Fund, that Proper Instructions to it be in writing.  The Custodian shall have no liability for any action (or forbearance from action) reasonably taken pursuant to the Proper Instructions of a Fund as long as such action or forbearance from action satisfies the Standard of Care.  In the event the Custodian decides to refrain from acting on any Proper Instructions it shall promptly communicate to a Fund and request any additional clarification or authentication that it reasonably requires.

(b)   Whenever the Custodian is entitled or required to receive or obtain any communications or information pursuant to or as contemplated by this Agreement, it shall be entitled to receive the same in writing, in form, content and medium reasonably acceptable to it and otherwise in accordance with any applicable terms of this Agreement; and whenever any report or other information is required to be produced or distributed by the Custodian it shall be in form, content and medium reasonably acceptable to it and a Fund, and otherwise in accordance with any applicable terms of this Agreement.

9.3   Data Security:

(a)    The Custodian represents and warrants as follows:

(i)     The Custodian maintains and will during the term of this Agreement maintain an Information Security Program;

(ii)   The Custodian’s collection, storage, processing, use, transmission and disclosure of any Confidential Information including Personal Information relating to the Loans comply with the Privacy Requirements;

(iii) To the Custodian’s knowledge, there has been no loss, unauthorized access, or unauthorized use of Confidential Information including Personal Information relating to the Loans; and

(iv) If Custodian knows or reasonably believes that there has been any loss, theft, manipulation, breach or unauthorized access to, disclosure of or use of any Confidential Information including Personal Information relating to the Loans, Custodian shall promptly notify a Fund; take steps to remedy the circumstances that permitted any such unauthorized activity to occur; provide a name and phone number of a Custodian representative, that a Fund may contact to obtain information updates and, to the extent required by the Privacy Requirements, other applicable law or regulation or court or regulatory order, make any public notice announcement, notice to regulator, contact with law enforcement or other third party disclosure of any such incident.  Custodian agrees to keep a Fund informed of progress and actions taken to resolve the incident and cooperate with a Fund in any litigation or investigation arising from said incident.  .

9.4   Indemnification; Custodian’s Lien.

(a)    A Company on behalf of a Fund shall and does hereby fully indemnify, hold harmless and defend the Custodian for and from any and all costs and expenses (including reasonable attorney’s fees and expenses), and any and all losses, damages, claims and liabilities whether or not involving a third party (collectively, “Damages”), that may arise, be brought against or incurred by the Custodian as a result of, relating to, or arising out of this Agreement, or the administration or performance of the Custodian’s duties hereunder, or the relationship between a Fund (including, for the avoidance of doubt, any Subsidiary) and the Custodian created hereby, other than as provided in this Agreement or such liabilities, losses, damages, claims, costs and expenses as are caused by the Custodian’s breach of the Standard of Care in Section 8 of this Agreement or breach of this Agreement.

(b)   The Custodian shall and does hereby fully indemnify, hold harmless and defend each Company on behalf of a Fund for and from any and all Damages that may arise, be brought against or incurred by a Fund as a result of the failure of the Custodian to exercise the Standard of Care set forth in Section 8 of this Agreement, provided that such indemnity shall not apply to such liabilities, losses, damages, claims, costs and expenses that result from the negligence, misfeasance, or misconduct of a Fund or its Subsidiaries or breach of this Agreement by a Fund or its Subsidiaries.

(c)    In the case of a claim for indemnification under clause (a) or (b) above that is or is expected to become the subject of any litigation or proceeding, a party (the “Indemnifying Party”) shall not be required to indemnify the other party (the “Indemnified Party”) under this Agreement unless the Indemnified Party shall have promptly notified the Indemnifying Party in writing of the commencement of any litigation or proceeding brought against the Indemnified Party in respect of which indemnity may be sought.  With respect to claims in such litigation or proceedings for which indemnity by the Indemnifying Party may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, the Indemnifying Party shall be entitled to participate in any such litigation or proceeding and, after written notice from the Indemnifying Party to the Indemnified Party, the Indemnifying Party may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Indemnifying Party may be subject to an indemnification obligation; provided however, the Indemnified Party shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if the Indemnifying Party has not acknowledged in writing its obligation to indemnify the Indemnified Party with respect to such litigation or proceeding.  If the Indemnifying Party is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, the Indemnified Party shall reasonably prosecute such litigation or proceeding.  The Indemnified Party shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Indemnifying Party with adequate notice of any such settlement or judgment, and without the Indemnifying Party’s prior written consent.  The Indemnified Party shall submit written evidence to the Indemnifying Party with respect to any cost or expense for which it is seeking indemnification in such form and detail as the Indemnifying Party may reasonably request.

(d)   In the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own breach of the Standard of Care in Section 8 of this Agreement or breach of the terms of this Agreement, cash, up to the extent of such liability at any time held for the account of a Fund and its Subsidiaries, shall be security therefor and should a Fund fail to repay the Custodian promptly following notice by the Custodian to a Fund, the Custodian shall be entitled to utilize available cash of the particular Fund whose liabilities require reimbursement to the extent necessary to obtain reimbursement.  For the avoidance of doubt, (i) the Assets of one Fund may not be used to satisfy the obligations of another Fund and (ii) the Custodian shall not be entitled to apply available cash to satisfy any amounts owed by a Fund to the Custodian, or that the Custodian claims are owed by a Fund to the Custodian, in order to take advantage of the indemnification obligations a Fund owes to the Custodian pursuant to Section 9.4 of this Agreement.

9.5Force Majeure.  Without prejudice to the generality of the foregoing and subject to the Standard of Care set forth in Section 8 of this Agreement, the Custodian shall be without liability to a Fund or a Subsidiary for any damage or loss resulting from or caused by events or circumstances beyond the Custodian’s reasonable control including (a) nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, fires, floods, earthquakes or other natural disasters, civil and military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, national disasters of any kind, or other similar events or acts (a “Force Majeure Event”); or (b) errors by a Fund (including any Authorized Person) in its instructions to the Custodian provided, however, that in the event of a failure to perform, the Custodian shall use its commercially reasonable efforts to resume performance and mitigate the effects of any such failure to perform or to mitigate the damages contemplated by this Section 9.5 when it is reasonably able to do so and further provided that Custodian shall be liable for any loss to a Fund to the extent that the Custodian fails to maintain or keep updated the business continuity plan contemplated in Section 26 of this Agreement and such failure causes a loss to a Fund.

9.6   Fund’s Right to Proceed.  Notwithstanding anything to the contrary contained herein, a Fund or a Subsidiary shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian’s rights against any Sub-custodian, Securities System, Securities Depository or other Person for any liabilities, losses, damages, claims, costs and expenses caused a Fund or a Subsidiary by such Sub-custodian, Securities System, Securities Depository or other Person, and shall be entitled to enforce the rights of the Custodian with respect to any claim against such Sub-custodian, Securities System, Securities Depository or other Person, which the Custodian may have as a consequence of any such liabilities, losses, damages, claims, costs and expenses, if and to the extent that a Fund or a Subsidiary has not been made whole for any such liabilities, losses, damages, claims, costs and expenses.  If the Custodian makes a Fund or a Subsidiary whole for any such liabilities, losses, damages, claims, costs and expenses, the Custodian shall retain the ability to enforce its rights directly against such Sub-custodian, Securities System, Securities Depository or other Person.  Upon a Fund’s or a Subsidiary’s election to enforce any rights of the Custodian under this Section 9.6, a Fund or its Subsidiary shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the liabilities, losses, damages, claims, costs and expenses incurred by a Fund or its Subsidiary; provided that, so long as a Fund has acknowledged in writing its obligation to indemnify the Custodian under Section 9.4(a) of this Agreement with respect to such claim, a Fund shall retain the right to settle, compromise and/or terminate any action or proceeding in respect of the liabilities, losses, damages, claims, costs and expenses incurred by a Fund or a Subsidiary without the Custodian’s consent and provided further, that if a Fund has not made an acknowledgment of its obligation to indemnify, a Fund shall not settle, compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be unreasonably withheld or delayed.  The Custodian agrees to cooperate with a Fund and take all actions reasonably requested by a Fund in connection with a Fund’s or a Subsidiary’s enforcement of any rights of the Custodian.  The Company on behalf of its Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian on behalf of a Fund in connection with the fulfillment of its obligations under this Section 9.6; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the failure of the Custodian to exercise the Standard of Care set forth in Section 8 hereof.

10.  SECURITY CODES

If the Custodian issues to a Fund security codes, passwords or test keys in order that it may verify that certain transmissions of information, including Proper Instructions, have been originated by a Fund, a Fund shall safeguard any security codes, passwords, test keys or other security devices which the Custodian shall make available, and shall be liable for any damages resulting from a Fund’s direct failure to so safeguard or use by unauthorized Persons.

11.  TAX LAW

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on a Fund, a Subsidiary, or the Custodian as custodian of the Assets, cash, or the Proceeds, by the tax law of the United States or any state or political subdivision thereof, or of countries other than the United States or any political subdivision thereof.  The Custodian shall have no liability, and a Fund shall indemnify the Custodian, for such obligations including but not limited to taxes (but excluding any income taxes assessable in respect of compensation paid to the Custodian pursuant to this agreement), withholding, certification and reporting requirements, claims for exemption or refund, additions for late payment interest, penalties and other expenses (including legal expenses) that may be assessed against a Fund, a Subsidiary, or the Custodian as custodian of the Assets, cash, or Proceeds.

12.  EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

12.1           Effective Date.  This Agreement shall become effective as of the date first stated above.  This Agreement shall continue in full force and effect until terminated as hereinafter provided.  This Agreement may only be amended by mutual written agreement of the parties hereto.  This Agreement may be terminated by the Custodian or a Fund pursuant to Section 12.2 of this Agreement.

12.2           Termination.  (a) This Agreement shall terminate upon the earliest of (a) the effective date of termination specified in any written notice of termination given by either party to the other which effective date shall be not less than ninety (90) days from the date that such notice is given in accordance with Section 15 of this Agreement, and (b) such other date of termination as may be mutually agreed upon by the parties in writing.  In addition, in the case of an acquisition, merger or consolidation of the Custodian (each, an “Ownership Event”), a Fund may terminate this Agreement upon sixty (60) days’ advance written notice to the Custodian if the Custodian or the successor to the Custodian by reason of an Ownership Event prior to or within fourteen (14) days after the Ownership Event fails to confirm to a Fund in writing : (x) that it intends to continue to maintain the business of the Custodian which furnishes services to a Fund with the level of employees and support services necessary to provide those services in the manner and to the extent required by this Agreement for at least one hundred eighty (180) days following the Ownership Event; or (y) that it will agree to serve as a Fund’s Foreign Custody Manager pursuant to Section 2.5 of this Agreement.  Notice of termination under this Section 12.2 shall be given in accordance with Section 15 of this Agreement.

(b)  Termination for Cause.  Either party may terminate this Agreement for a material breach of this Agreement upon sixty (60) days’ advance written notice to the other party, and the notified party’s failure to cure or correct the cause of the termination notice, to the reasonable satisfaction of the party giving such notice, within thirty (30) days of receipt of said notice.  A Company on behalf of a Fund may terminate this Agreement upon a Company’s determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian’s receipt of written notice of such determination or at such later time as a Fund shall designate.  Notice of termination under this Section 12.2 (b) shall be given in accordance with Section 15 of this Agreement.

12.3           Resignation.  The Custodian may at any time resign under this Agreement by giving not less than ninety (90) days’ advance written notice thereof to a Fund.

12.4           Survival of Obligations.  The provisions of Section 3.13 (Records), Section 8 (General Standards of Care), Section 9.4 (Indemnification; Custodian’s Lien), Section 12.3 (Resignation), Section 12.6 (Payment of Fees, etc.), Section 12.7 (Transition), Section 16 (Choice of Law), Section 24 (Confidentiality) and Section 27 (Fund by Fund Basis) and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

12.5           Successor.  Prior to the effective date of termination of this Agreement, or the effective date of the resignation of the Custodian, as the case may be, a Fund shall give Proper Instruction to the Custodian designating a successor Custodian, if applicable.

12.6           Payment of Fees, etc.  Upon termination of this Agreement or resignation of the Custodian, a Fund shall pay to the Custodian such compensation, and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements, as may be due as of the date of such termination or resignation (or removal, as the case may be).  All indemnifications in favor of the Custodian or a Fund under this Agreement shall survive the termination of this Agreement, or any resignation or removal of the Custodian.

12.7           Transition.  Upon a party’s receipt of a notice of termination or resignation pursuant to Section 12.2 or 12.3 above, the parties shall negotiate in good faith as to the terms and conditions of any transition period following the date of termination during which the Custodian will continue to perform its duties under this Agreement and assist in the transition of such duties to a successor custodian.  Such terms and conditions shall include, but not be limited to, a Fund’s agreement to reimburse the Custodian for all reasonable expenses relating to such transition to a successor custodian.

13.  REPRESENTATIONS AND WARRANTIES

13.1           Representations of a Fund.  Each Company on behalf of a Fund represents and warrants to the Custodian that:

(a)    it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation;

(b)   it is in material compliance with all applicable laws and regulations, including the 1940 Act and rules and regulations thereunder; and

(c)    in giving any instructions which purport to be “Proper Instructions” under this Agreement, a Fund will act in accordance with the provisions of its agreement and declaration of trust and bylaws and any applicable laws and regulations.

13.2           Representations of the Custodian.  The Custodian hereby represents and warrants to each Company that:

(a)    it is qualified to act as a custodian pursuant to Section 17(f) of the 1940 Act;

(b)   it has the power and authority to enter into and perform its obligations under this Agreement;

(c)    it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations;

(d)   it is in material compliance with all applicable laws and regulations; and

(e)    it maintains business continuity policies and standards that include data file backup and recovery procedures that comply with all applicable regulatory requirements.

14.  PARTIES IN INTEREST; NO THIRD PARTY BENEFIT

This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to Section 19 of this Agreement).

15.  NOTICES

Any Proper Instructions shall be given to the following address (or such other address as either party may designate by written notice to the other party), and otherwise any notices, approvals and other communications hereunder shall be sufficient if made in writing and given to the parties at the following address (or such other address as either of them may subsequently designate by notice to the other), given by (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service, or (iii) confirmed telecopier or telex, with a duplicate sent on the same day by first class mail, postage prepaid:

(a)    if to a Fund, to:

Franklin Investors Securities Trust

Franklin Strategic Series

Franklin Templeton Variable Insurance Products Trust

One Franklin Parkway

San Mateo, CA  94403-1906

Attention: __________________

Email: _____________________

(b)   if to the Custodian, to:

Millennium Trust Company, LLC

2001 Spring Road, Suite 700

Oak Brook, IL 60523

Attention: ___________________

Email:  ______________________

With a copy (except with respect to Proper Instructions) to:

Millennium Trust Company, LLC

2001 Spring Road, Suite 700

Oak Brook, IL 60523

Attention: General Counsel

Email: _______________

16.  CHOICE OF LAW

This Agreement shall be construed, and the provisions thereof interpreted under and in accordance with and governed by the laws of the State of New York for all purposes (without regard to its choice of law provisions); except to the extent such laws are inconsistent with federal securities laws, including the 1940 Act.

17.  ENTIRE AGREEMENT; COUNTERPARTS

17.1           Complete Agreement.  This Agreement and related fee letter described in Section 7.1 of this Agreement constitutes the complete and exclusive agreement of the parties with regard to the matters addressed herein and supersedes and terminates as of the date hereof, all prior agreements, agreements or understandings, oral or written between the parties to this Agreement relating to such matters.

17.2           Counterparts.  This Agreement may be executed in any number of counterparts and all counterparts taken together shall constitute one and the same instrument.

17.3           Facsimile Signatures.  The exchange of copies of this Agreement and of signature pages by electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by electronic transmission shall be deemed to be their original signatures for all purposes.

18.  AMENDMENT; WAIVER

18.1           Amendment.  This Agreement may not be amended except by an express written instrument duly executed by each Company on behalf of a Fund and the Custodian.

18.2           Waiver.  In no instance shall any delay or failure to act be deemed to be or effective as a waiver of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

19.  SUCCESSORS AND ASSIGNS

Successors Bound.  The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns.  Neither party shall be permitted to assign their rights under this Agreement without the written consent of the other party; provided, however, that the foregoing shall not limit the ability of the Custodian to delegate certain duties or services to or perform them through agents or attorneys appointed with due care as expressly provided in this Agreement.  Notwithstanding the foregoing, any entity into which the Custodian may be merged or consolidated, any entity resulting from such merger or consolidation, or any entity to which the Custodian transfers all or substantially all of its business, that in any such case is a qualified custodian under the 1940 Act, shall be the successor of the Custodian hereunder and shall succeed to all of the rights, powers and duties of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of the parties hereto.

20.  SEVERABILITY

The terms of this Agreement are hereby declared to be severable, such that if any term hereof is determined to be invalid or unenforceable, such determination shall not affect the remaining terms.

21.  REQUEST FOR INSTRUCTIONS

If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from a Fund as to the course of action desired by it.  If the Custodian does not receive such instructions within two (2) days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action.  The Custodian shall act in accordance with instructions received from a Fund in response to such request after such two-day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

22.  OTHER BUSINESS

Nothing herein shall prevent the Custodian or any of its affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to a Fund or any other Person.  Nothing contained in this Agreement shall constitute a Fund and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

23.  REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

24.  CONFIDENTIALITY

All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations, including any Personal Information, shall be treated as confidential (collectively, “Confidential Information”).  All Confidential Information provided under this Agreement by Disclosing Party shall be used, including authorized disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement.  In addition, the Receiving Party will exercise at least the degree of care that a Receiving Party exercises with respect to maintaining the confidentiality of its own Confidential Information that it desires not to be disclosed to a third party but in no event less than a commercially reasonable degree of care.  The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement or (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement.  Notwithstanding the foregoing, the Receiving Party also may disclose Confidential Information (i) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (ii) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (iii) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.

25.  SHAREHOLDER COMMUNICATIONS ELECTION

SEC Rule 14b-2 requires custodians which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the custodian unless the beneficial owner has expressly objected to disclosure of this information.  In order to comply with the rule, the Custodian needs a Fund to indicate whether it authorizes the Custodian to provide a Fund’s or a Subsidiary name, address, and share position to requesting companies whose securities a Fund and its Subsidiaries own.  If a Fund tells the Custodian “no”, the Custodian will not provide this information to requesting companies.  If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat a Fund and its Subsidiaries as consenting to disclosure of this information for all securities owned by a Fund and its Subsidiaries or any funds or accounts established by a Fund.  For a Fund’s protection, the Rule prohibits the requesting company from using a Fund’s name and address for any purpose other than corporate communications.  Please indicate below whether a Fund consents or objects by checking one of the alternatives below.

YES [  ]      The Custodian is authorized to release a Fund’s name, address, and share positions.

NO [ X ]    The Custodian is not authorized to release a Fund’s or Subsidiaries’ name, address, and share positions.

26.  BUSINESS CONTINUITY PLAN

The Custodian shall provide internally, or shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available.  In the event of equipment failures, the Custodian shall, at no additional expense to the applicable Fund, take reasonable steps to minimize service interruptions.  Upon written request by a Fund, summaries of Custodian’s disaster recovery and business resiliency/continuity plans (“Business Continuity Plan”) pertinent to the services provided hereunder, which shall address Custodian’s ability to render services under this Agreement during and after a Force Majeure Event or other significant business disruption, including the availability to Custodian of back-up services and redundancies, will be provided to a Fund.  Upon written request of a Fund, Custodian agrees to report to a Fund on its Business Continuity Plan.  Custodian’s Business Continuity Plan shall be tested no less than annually.  The Custodian shall provide a Fund with summary results of such testing on an annual basis and, where unsuccessful tests or significant issues related to the services provided hereunder arise, provide sufficient evidence of remediation or resolution.  Custodian agrees to report material business continuity events affecting the services hereunder to a Fund or its designee upon Custodian becoming aware of any such event, as well as steps proposed in order to minimize any interruption to its services hereunder.  In the event of a Force Majeure Event or other material business disruption associated with the services outlined in this Agreement, Custodian agrees to cooperate with a Fund or its designee in responding to, resolving, and/or recovering from the disruption.  The occurrence of a Force Majeure Event will not relieve Custodian of its obligation to implement the Business Continuity Plan.

27.  FUND BY FUND BASIS

This Agreement is executed by each Company with respect to each of their respective Funds and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of a Fund individually.  Notwithstanding any other provision in this Agreement to the contrary, each and every obligation, liability or undertaking of a particular Fund under this Agreement shall constitute solely an obligation, liability or undertaking of, and be binding upon, such particular Fund and shall be payable solely from the available assets of such particular Fund and shall not be binding upon or affect any assets of any other Fund.

28.  DATA OWNERSHIP

The parties agree that any and all proprietary data provided by a Fund and including nonpublic account data generated by Custodian pursuant to the provision of services under this Agreement (but excluding Custodian’s proprietary data and third party data governed by a license agreement or similar written agreement) shall be owned exclusively by the particular Fund.

29.  ADDITIONAL COMPANY

If any management investment company affiliated with a Company in addition to those listed on Appendix A desires the Custodian to render services as custodian under the terms of this Agreement, the management investment company shall so notify the Custodian in writing.  If the Custodian agrees in writing to provide the services by amending Appendix A to add such Company and any applicable Fund, the management investment company and any series shall become a Company and Fund hereunder and be bound by all terms and conditions and provisions hereof.

30.  ADDITIONAL FUND

If any Company establishes a series in addition to a Fund set forth on Appendix A with respect to which a Fund desires the Custodian to  render services as custodian under the terms of this Agreement, a Fund shall so notify the Custodian in writing.  If the Custodian agrees in writing to provide the services by amending Appendix A to add such Fund, the series shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof.

[PAGE INTENTIONALLY ENDS HERE.  SIGNATURES APPEAR ON NEXT PAGE.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by a duly authorized officer, intending the same to take effect as of the _____  day of ____________, 2018.

Millennium Trust Company, LLC

By:_________________________________

Name: ______________________________

Title: ________________________________

Franklin Investors Securities Trust

on behalf of the following Funds severally and not jointly:

           Franklin Total Return Fund

           Franklin Low Duration Total Return Fund

By:_________________________________

Name: ______________________________

Title: ________________________________

Franklin Strategic Series

on behalf of the Franklin Strategic Income Fund severally and not jointly

By:_________________________________

Name: ______________________________

Title: ________________________________

Franklin Templeton Variable Insurance Products Trust

on behalf of the Franklin Strategic Income VIP Fund severally and not jointly

By:_________________________________

Name: ______________________________

Title: ________________________________

Appendix A

Franklin Investors Securities Trust:

Franklin Total Return Fund

 Franklin Low Duration Total Return Fund

Franklin Strategic Series:

Franklin Strategic Income Fund

Franklin Templeton Variable Insurance Products Trust:

Franklin Strategic Income VIP Fund

Attach:

SCHEDULE 1 – Initial Authorized Persons